Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Frank Constantinople – SVP, Investor Relations

Tel: +1-203-504-1063

fconstantinople@aircastle.com

The IGB Group

Leon Berman

Tel: +1-212-477-8438

lberman@igbir.com

Aircastle to Present at 2016 RBC Capital Markets Aircraft Leasing Investor Day

Stamford, CT. September 15, 2016 – Aircastle Limited (NYSE: AYR) today announced that Michael Inglese, Chief Financial Officer, will be presenting at the 2016 RBC Capital Markets’ Aircraft Leasing Investor Day Conference at the Hotel Bel-Air in Los Angeles, California on September 20, 2016 at 11:25 a.m. Pacific Time.

A live webcast of the presentation will be available to the public on the Investors section of Aircastle’s website at http://www.aircastle.com/. Please allow extra time prior to the presentation to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the presentation will also be available on the company’s website for 90 days following the live event.

About Aircastle Limited

Aircastle Limited acquires, leases and sells commercial jet aircraft to airlines throughout the world. As of June 30, 2016, Aircastle owned and managed on behalf of its joint ventures 179 aircraft leased to 63 customers located in 35 countries.